Form 8-K
U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Date of Report
May 24, 2011

BAB, Inc.
(Name of small business issuer in its charter)

Delaware	0-31555	36-4389547
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification Number)

500 Lake Cook Road, Suite 475, Deerfield, IL 60015
(Address of principal executive offices) (Zip Code)

Issuer's telephone number (847) 948-7520

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of BAB, Inc. was held on Monday May 23, 2011.  The shareholders voted, either in person or by proxy on the following proposals, with the final result of the share holder vote as follows:

1.	To elect four Directors to serve for a one-year term expiring when their successors are elected and qualified at the annual meeting in 2012.

	Votes For	Votes Withheld	Abstain	Broker Non-Votes

01 Michael Evans	3,533,999	77,244	-	3,044,352
02 Steven Feldman	3,541,596	69,647	-	3,044,352
03 James Lentz	3,561,596	49,647	-	3,044,352
04 Michael Murtaugh	3,545,279	65,964	-	3,044,352

2.	To act upon a proposal to ratify the appointment of Frank L. Sassetti & Co. as independent auditors of the Company for the fiscal year ending November 30, 2011.

Votes For	Against	Abstain	Broker Non-Votes

6,569,920	81,647	4,028	-

3.	To vote, in the discretion of the proxy holder, on all other business as may properly come before the meeting or any adjournment thereof.

Votes For	Against	Abstain	Broker Non-Votes

6,417,557	157,619	80,413	-

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAB, Inc.
(Registrant)

By: /s/ Michael W. Evans
Michael W. Evans, Chief Executive Officer

Date: May 24, 2011